UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 19, 2014

MITEK SYSTEMS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-35231	87-0418827
(State or other jurisdiction of incorporation)	Commission file number	(I.R.S. Employer identification number)

8911 Balboa Ave., Suite B, San Diego, California 92123

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (858) 309-1700

N/A

(Former name, or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On February 19, 2014, Mitek Systems, Inc. (the “Company”) held an annual meeting of its stockholders (the “Annual Meeting”). As of January 9, 2014, the record date for the Annual Meeting, there were 30,431,192 shares of the Company’s common stock outstanding and entitled to vote at the Annual Meeting. At the Annual Meeting, a total of 26,570,841 shares of the Company’s common stock were represented in person or by proxy. Set forth below is a brief description of each matter voted upon at the Annual Meeting and the voting results with respect to each matter. These proposals are more fully described in the Company’s definitive proxy statement for the Annual Meeting filed with the U.S. Securities and Exchange Commission on January 21, 2014 (the “Proxy Statement”).

1.	A proposal to elect the following seven directors to serve until the Company’s 2015 annual meeting of stockholders and until their respective successors have been elected and qualified: John M. Thornton, James B. DeBello, Vinton P. Cunningham, Gerald I. Farmer, Bruce E. Hansen, Alex W. “Pete” Hart and Sally B. Thornton.

	For	Withheld	Broker Non-Votes
John M. Thornton	11,723,001	1,240,296	13,607,544

James B. DeBello	11,803,196	1,160,101	13,607,544

Vinton P. Cunningham	12,279,527	683,770	13,607,544

Gerald I. Farmer	11,769,189	1,194,108	13,607,544

Bruce E. Hansen	11,113,044	1,850,253	13,607,544

Alex W. “Pete” Hart	12,130,937	832,360	13,607,544

Sally B. Thornton	10,874,458	2,088,839	13,607,544

2.	A proposal to approve an amendment to the Mitek Systems, Inc. 2012 Incentive Plan to increase the number of shares of the Company’s common stock available for future grant under the plan from 2,000,000 to 4,000,000.

For	Against	Abstained	Broker Non-Votes
9,431,030	3,457,010	75,256	13,607,545

3.	A proposal to ratify the selection of Mayer Hoffman McCann P.C. as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2014.

For	Against	Abstained	Broker Non-Votes
23,384,827	2,939,274	246,740	0

4.	A proposal to approve, on an advisory, non-binding basis, the compensation of the Company’s named executive officers as presented in the Proxy Statement.

For	Against	Abstained	Broker Non-Votes
10,234,470	2,180,186	548,640	13,607,545

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MITEK SYSTEMS, INC.

By:	/s/ Russell C. Clark
Russell C. Clark Chief Financial Officer

Date: February 21, 2014